UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 16, 2023, TransCode Therapeutics, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”).  In accordance with Nasdaq rules, the Company was provided 45 calendar days, or until June 30, 2023, to submit a plan to regain compliance with the Stockholders’ Equity Requirement (the “Compliance Plan”). If the Compliance Plan was determined to be acceptable to the Staff, the Staff would have the discretion to grant the Company an extension of 180 calendar days from the date of the Staff notification to regain compliance with the Stockholders’ Equity Requirement. The Compliance Plan was submitted to Nasdaq by the Company on June 30, 2023, and supplemented with additional materials on July 24, 2023.

On July 26, 2023, the Company received a Delisting Determination Letter from the Staff advising the Company that the Staff had determined not to accept the Company’s Compliance Plan, and that the Company’s request for an extension had been denied. If, in accordance with Nasdaq Listing Rule 5815(a), the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s decision, such request will stay any delisting action by the Staff at least until the hearing process concludes and any extension granted by the Panel expires. If the Company does not request a hearing to appeal this determination, the Company’s common stock will be suspended from trading on Nasdaq at the open of business on August 4, 2023. The Company intends to submit a hearing request to the Panel not later than August 2, 2023.

At the Panel hearing, the Company intends to present its plan to regain compliance with the Stockholders’ Equity Requirement.

There can be no assurance that the Company’s plan will be accepted by the Panel or that, if it is, the Company will be able to regain compliance with the Stockholders’ Equity Requirement.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the Company’s intent or ability to regain compliance with the Stockholders’ Equity Requirement, the Company’s intention to appeal the Staff’s delisting determination, the Company’s expectation that a request for a Panel hearing will stay delisting of its common stock pending the conclusion of the hearing process, the timing and nature of any hearing before the Panel, the outcome of the Panel’s review of any Company appeal of the Staff’s determination, and any courses of action to regain compliance with the Nasdaq Capital Market’s continued listing requirements. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as discussions of potential risks, uncertainties and other important factors in any subsequent Company filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of the filing; the Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2023
TransCode Therapeutics, Inc.

	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Chief Financial Officer